Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is entered into as of April 30, 2021 (the “Effective Date”), by and between Colony Capital Operating Company, LLC, a Delaware limited liability company (“CCOC”), and Colony Credit Real Estate, Inc., a Maryland corporation (the “Company”, and together with CCOC, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, CCOC and the Company are party to that certain Stockholders Agreement, dated as of January 31, 2018 (the “Existing Stockholders Agreement”);

WHEREAS, concurrently with the execution of the Existing Stockholders Agreement, the Company exempted CCOC from the ownership limits set forth in the Charter (as defined below) and established an Excepted Holder Limit (as such term is defined in the Charter) for CCOC pursuant to Section 7.2.7 of the Charter;

WHEREAS, CCOC and the Company desire to amend and restate the Existing Stockholders Agreement as set forth herein, such amendment having been approved by CCOC and a majority of the independent directors of the Board of Directors (as defined below) in accordance with the terms of the Existing Stockholders Agreement; and

WHEREAS, the Parties desire to enter into this Agreement in order to generally set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to, among other things, (a) the governance and management of the Company and (b) other related matters with respect to the Company.

NOW, THEREFORE, in consideration of the premises set forth above and of the mutual representations, covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that (i) in no event shall (a) any of the companies in which CCOC or any of its Affiliates own less than a majority of the outstanding equity or other ownership interests or (b) the Company, any of its subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of CCOC for purposes of this Agreement, (ii) in no event shall (a) any of the companies in which the Company or any of its Affiliates own less than a majority of the outstanding equity or other ownership interests or (b) CCOC, any of its subsidiaries, or any of CCOC’s other controlled Affiliates be deemed to be Affiliates of the Company for purposes of this Agreement and (iii) with respect to CCOC, in no event will any directors, officers or employees of CLNY or any of its Affiliates who are members of the Board of Directors be considered Affiliates of CCOC.

“Agreement” means this Amended and Restated Stockholders Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments hereto.

“Applicable Exchange” means the national securities exchange on which the Class A Common Stock trades or is quoted.

“Board of Directors” means the board of directors of the Company.

“Capital Stock” means any and all shares of stock of the Company.

“CCOC” has the meaning set forth in the Preamble hereto.

“CCOC Shares” means the Shares owned of record or beneficially by CCOC and its Affiliates.

“Charter” means the Articles of Amendment and Restatement of the Company, as in effect on the date hereof and as may be subsequently amended from time to time.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share.

“CLNY” means Colony Capital, Inc., a Maryland corporation.

“Company” has the meaning set forth in the Preamble hereto.

“Company OP” means Credit RE Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

“Company OP Unit” means a common unit of membership interest of Company OP.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or by any other means.

“Director” means, with respect to any Person, any member of the board of directors of such Person (other than any advisory, honorary or other non-voting member of such board).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“Existing Stockholders Agreement” has the meaning set forth in the Recitals hereto.

“Independent” means an individual who (i) is “independent” under the listing standards of the Applicable Exchange and under applicable rules of the SEC, (ii) is not an employee, director, general partner, manager or other agent of CLNY or any of its Affiliates, (iii) is not a limited partner, member or other investor in CLNY or any of its Affiliates and (iv) does not have any agreement, arrangement or understanding, written or oral, with CLNY or any of its Affiliates regarding such individual’s service on the Board of Directors.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, directive, or any similar form of decision of, or determination by, any governmental or self-regulatory authority or securities exchange.

“Net Long Position” has the meaning set forth in Rule 14e-4 under the Exchange Act.

“Other CLNY Funds” means, collectively, any other investment funds, vehicles, accounts, products and/or other similar arrangements sponsored, branded, advised and/or managed by CLNY or any of its Affiliates, whether currently in existence or subsequently established, in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, co-investment vehicles and other entities formed in connection with CLNY’s side-by-side or additional general partner investments with respect thereto.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any equity voting securities of the Company.

“Securities Act” means the Securities Act of 1933 or any successor federal statutes, and the rules and regulations of the SEC thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

“Shares” means all Capital Stock of the Company, including all shares of the Company issued or issuable upon the exercise, conversion or exchange of any securities that are directly or indirectly convertible into, or otherwise exchangeable or exercisable for, shares of Class A Common Stock.

Section 1.2 Other Definitional Provisions. When used in this Agreement, the words “hereof,” “herein,” and “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to articles and sections, as applicable, in this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When used in this Agreement, unless the context otherwise requires: (a) “or” is disjunctive but not exclusive and (b) words in the singular include the plural, and in the plural include the singular.

ARTICLE II

GOVERNANCE

Section 2.1 Election of Directors to the Board of Directors. At any meeting of stockholders of the Company that occurs prior to the 2023 annual meeting of stockholders of the Company at which CCOC and its Affiliates beneficially own (or have a Net Long Position) of at least ten percent (10%) of the Shares then issued and outstanding, CCOC shall, and shall cause its Affiliates to, cause the CCOC Shares (i) to be present for purposes of establishing a quorum of the stockholders at such meeting; provided that such meeting has been duly called, and proper notice has been given to CCOC, pursuant to and in accordance with the bylaws of the Company, and (ii) to be voted (A) in favor of the election of the director nominees recommended by the Board of Directors in the Company’s definitive proxy statement on Schedule 14A, and (B) against any director nominees not recommended by the Board of Directors in the Company’s definitive proxy statement on Schedule 14A and against removal of any then-incumbent directors. Except as set forth in this Section 2.1 and subject to Section 3.4, CCOC and its Affiliates may vote the CCOC Shares in their sole discretion in any vote of the Company shareholders.

Section 2.2 Access to Information. From and after the date of this Agreement, and until the earliest to occur of (x) CLNY ceasing to have at least one class of securities registered pursuant to the Exchange Act and (y) CLNY ceasing to report its ownership of Shares for purposes of its periodic filings with the U.S. Securities and Exchange Commission based on the equity method of accounting, the Company shall deliver to CLNY, at CLNY’s expense, all information or documentation of the Company as may be reasonably requested by CLNY, and is reasonably available to the Company, solely to the extent required for CLNY to satisfy or demonstrate compliance with its legal, regulatory or disclosure obligations under the federal securities laws or other obligations under applicable Law (but other than relating to any dispute between the Parties to this Agreement or their respective Affiliates). Notwithstanding the foregoing or anything to the contrary in Section 2.3, the Company shall not be required to provide or disclose information if, upon the advice of counsel, such disclosure would jeopardize the attorney-client or other applicable legal privilege of the Company or its Affiliates or contravene any Law applicable to the Company or its Affiliates, contract to which the Company or any of its Affiliates is a party or obligation of confidentiality by which any of them are then bound. For the avoidance of doubt, CLNY and its Affiliates shall not use any information provided by the Company pursuant to this Section 2.2 for any purpose other than to comply with their legal, regulatory or disclosure obligations under the federal securities laws or other obligations under applicable Law.

Section 2.3 Press Releases; Other Filings. Until the earliest to occur of (x) CLNY ceasing to have at least one class of securities registered pursuant to the Exchange Act, (y) CLNY ceasing to report its ownership of Shares for purposes of its periodic filings with the U.S. Securities and Exchange Commission based on the equity method of accounting, and (z) CCOC and its Affiliates ceasing to beneficially own (or have a Net Long Position of) at least ten percent (10%) of the issued and outstanding Shares, the Company shall use commercially reasonable efforts (at CLNY’s expense) to cooperate with CLNY and its Affiliates, to the extent reasonably requested by CLNY or its Affiliates and solely to the extent related to the Company and its operations, in the preparation of CLNY’s press releases, public securities filings and related documents required under the Securities Act or the Exchange Act, as applicable, and such other documents that are prepared for dissemination to third parties as reasonably requested by CLNY, and the Parties shall reasonably cooperate with regard to, and discuss in good faith, the timing of the filing of the Company’s and CLNY’s quarterly, annual or periodic filings that may contain financial information of the Company.

Anything to the contrary in this Agreement notwithstanding, CLNY agrees that it shall not, and shall cause its Affiliates not to, without the Company’s prior written consent, disclose any information or documents provided to CLNY and its Affiliates pursuant to this Agreement to any potential purchaser of Shares or other security interests of the Company or its Subsidiaries, or to any unaffiliated third party in connection with any of the types of actions described in Section 3.4.

ARTICLE III

COVENANTS

Section 3.1 Confidentiality.

(a) CCOC shall, and shall cause its Affiliates and direct its Representatives to, (x) keep confidential any and all confidential, proprietary or non-public information of or concerning the performance, terms, business, operations, activities, personnel, training, finances, actual or potential investments, plans, compensation, governance, clients or investors of the Company or any of its subsidiaries, written or oral, obtained by CCOC or its Affiliates in connection with its rights under this Agreement, including, without limitation, pursuant to Sections 2.2 and 2.3 (“Confidential Information”) and (y) not disclose any such Confidential Information (or use the same except in furtherance of CCOC’s rights and obligations under this Agreement) to unaffiliated third parties, except:

(i) to officers, directors, managers, employees, agents, representatives or advisors of CLNY, CCOC or their respective Affiliates (collectively, “Representatives”) who need to know such Confidential Information for any purpose contemplated under this Agreement or in connection with CCOC’s ownership of CCOC Shares and Company OP Units, and who are informed of the confidential nature of the Confidential Information and are directed to fully observe the terms of this Section 3.1;

(ii) with the prior written consent of the Board of Directors;

(iii) to the extent requested or required by governmental agencies or officials having jurisdiction over CCOC or its Affiliates;

(iv) to the extent legally required to be included in any governmental or regulatory filings made by CLNY or its Affiliates;

(v) subject to an undertaking of confidentiality, non-disclosure and non-use countersigned by the Company (which countersignature shall not be unreasonably withheld, conditioned or delayed), disclosure or presentations to investors of CLNY;

(vi) to existing or prospective investors in Other CLNY Funds and their advisors to the extent such Persons reasonably request such information, subject to an undertaking of confidentiality, non-disclosure and non-use countersigned by the Company (which countersignature shall not be unreasonably withheld, conditioned or delayed);

(vii) otherwise with the prior written consent of the Company, including pursuant to a separate agreement entered into between CCOC or its Affiliates and the Company;

(viii) as expressly permitted by, and in accordance with the terms of, the Termination Agreement, dated as of April 4, 2021, by and among the Company, Company OP, CLNC Manager, LLC and, solely for the purposes set forth in Section 8.15 therein, Colony Capital Investment Advisors, LLC, a Delaware limited liability company, or the Transition Services Agreement entered into by and between Colony Capital Investment Advisors, LLC, a Delaware limited liability company and CLNC Advisors, LLC, a Delaware limited liability company in connection therewith;

(ix) as required by law or legal process to which CCOC or any Person to whom disclosure is permitted hereunder is a party; or

(x) to the extent reasonably required in connection with the exercise of any remedy hereunder;

provided, however, that with respect to clause (iii), and (ix), it is agreed that, to the extent practicable and so long as not legally prohibited, CCOC will (w) provide the Company with written notice within a reasonable period of time of the existence, terms and circumstances surrounding the request, requirement, law or legal process requiring disclosure of such Confidential Information, (x) consult with the Company on the advisability of taking steps to resist or narrow such disclosure obligation, (y) if disclosure of such Confidential Information is required, furnish only such portion of the Confidential Information as CCOC is advised by counsel is legally required to be disclosed, and (z) cooperate, at the Company’s expense, with any action reasonably requested by the Company in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information that is required to be disclosed; provided, further, that upon the expiration of the term of this Section 3.1 and upon the written request of the Company (email being sufficient), CCOC and its Affiliates shall promptly return or destroy (at CCOC’s option) all Confidential Information (including all copies or reproductions thereof in whatever form or medium, including electronic copies) furnished by the Company hereunder. Notwithstanding the foregoing, CCOC and its Affiliates may each retain copies of the Confidential Information to the extent they are retained on e-mail platforms, in archival back-up tapes or similar storage media or otherwise retained, and which cannot be expunged without considerable efforts.

(b) Notwithstanding the foregoing, Confidential Information shall not include information that (A) is in the public domain at the time it is received by CCOC, (B) becomes public other than by reason of a disclosure by CCOC or its Affiliates or Representatives in breach of this Agreement, (C) was already in the possession of CCOC prior to the time it was received by CCOC from the Company or its Affiliates (unless such information was in the possession of CCOC or one of its Affiliates in a fiduciary capacity or under an obligation of confidentiality), (D) was obtained by CCOC from a third party, which source is not, to CCOC’s knowledge, bound by a confidentiality agreement with the Company or its representatives and is not, to CCOC’s knowledge, otherwise prohibited from transmitting the information to CCOC or its Affiliates by a contractual, legal or fiduciary obligation or (E) was developed independently by CCOC without using or referring to any of the Confidential Information.

(c) The provisions of this Section 3.1 shall survive until one (1) year after such time as CCOC and its Affiliates cease to have a right to information under Section 2.2.

(d) It is understood and agreed that for purposes of Section 2.2, Section 2.3 or this Section 3.1, there shall be no legal requirement to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, CCOC and its Affiliates would be restricted from transacting in securities of CLNC or would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

(e) CCOC shall be responsible for any breaches of this Section 3.1 by its Representatives.

Section 3.2 Ownership Limit.

(a) From and after the date hereof, CCOC and its Affiliates shall not, directly or indirectly, acquire beneficial ownership of any outstanding Capital Stock or Company OP Units, or any options, warrants, rights to acquire, or securities convertible into or exchangeable for, Capital Stock or Company OP Units or any voting rights in respect thereof; provided, however, that this restriction will not be breached to the extent CCOC and its Affiliates acquire Capital Stock or Company OP Units solely as a result of a stock dividend, stock split or similar transaction effectuated by the Company or Company OP, as applicable.

(b) As promptly as practicable after (but no later than 15 business days after) receipt of a written request of the Company to CLNY, CLNY will notify the Company of its and its controlled Affiliates’ then-current Net Long Position with respect to the Shares to the extent that such information has not been otherwise publicly disclosed by CLNY, including without limitation in any filing with the SEC.

Section 3.3 Block Sales. CLNY and its controlled Affiliates (including, for the avoidance of doubt, CCOC) may not Transfer (as such term is defined in the Charter) CCOC Shares if such Transfer would violate Article VII of the Charter.

Section 3.4 Standstill. Until the earlier of (a) December 31, 2022 and (b) the date on which stockholders of the Company are first permitted pursuant to the advance notice provisions under the bylaws of the Company to submit proposals to be included in the Company’s proxy statement relating to the 2023 annual meeting of stockholders of the Company, CCOC, CLNY and their respective controlled Affiliates shall not, and shall ensure that their respective Representatives acting at their direction or on their behalf do not, directly or indirectly, without the prior written invitation or consent of the Board of Directors:

(a) make, or in any way participate in, directly or indirectly, any “solicitation” (as such term is defined in Rule 14a-1 under the Exchange Act), including any otherwise exempt solicitation pursuant to Rule 14a-2(b) under the Exchange Act, to vote or refrain from voting any Securities;

(b) make any director nomination or shareholder proposal with respect to the Company or the Board of Directors;

(c) act alone or with others to seek to control, change or influence the Company or any of its subsidiaries, or its or their respective management, operations or boards of directors, excluding any subsidiary in which an Other CLNY Fund has a then current ownership interest or any assets of any such subsidiary;

(d) form or join a group (within the meaning of Section 13(d)(3) of the Exchange Act) with any Person(s) in connection with the taking of actions set forth in this Section 3.4, or act together with any Person or group in taking any such actions;

(e) act, whether alone or with others, to propose or seek to propose, or solicit or negotiate with any Person with respect to, any merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction of or involving, or any sale or acquisition of all or a substantial part of the consolidated assets of, the Company;

(f) deposit any Securities in a voting trust or similar arrangement or enter into or subject any Securities to any voting agreement, pooling arrangement or similar arrangement;

(g) engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that relates to or derives any significant part of its value from a decline in the market price or value of the Capital Stock;

(h) intentionally act as a financing source for any other Person in connection with any of the foregoing;

(i) take any action in pursuit of any of the types of matters set forth in this Section 3.4 that is reasonably likely to cause or require the Company or any of its subsidiaries to make a public announcement regarding any of the types of matters set forth in this Section 3.4 or in response thereto;

(j) disclose any intention, plan or arrangement, or enter into any negotiations, arrangements or understandings with any third party, which are inconsistent with the foregoing; provided, however, that any disclosure by CCOC or its Affiliates of whether or not it intends to tender CCOC Shares or how it intends to exercise its voting rights with respect thereto to the extent required for such Persons to comply with applicable securities Laws in response to a publicly disclosed third-party proposal with respect to the Company or its Capital Stock shall not be deemed a breach of this clause (j); or

(k) make any public request to the Company or any of its subsidiaries or their respective agents, representatives or advisors, directly or indirectly, to amend or waive any provision of Section 3.2, Section 3.3 or this Section 3.4.

Notwithstanding anything to the contrary contained herein, (i) CCOC or CLNY or their respective representatives may make a confidential proposal to the Board of Directors, so long as such proposal could not reasonably be expected to require CLNY, the Company or their respective Affiliates to make a public disclosure thereof and (ii) CCOC and its Affiliates may sell, transfer, convey or otherwise dispose of the CCOC Shares.

In addition, notwithstanding the foregoing, the restrictions set forth in this Section 3.4 will terminate and be of no further force and effect (i) upon (x) the sale of all or substantially all of the Company’s assets or (y) the issuance of securities or obligations representing or convertible into, directly or indirectly, more than fifty percent (50%) of the Class A Common Stock (or any successor security) (or of any subsidiary or Affiliate representing all or substantially all of the Company’s consolidated assets), in each case to an unaffiliated third-party, or (ii) if the Company files, or a voluntary or involuntary proceeding is initiated by or against the Company, for protection pursuant to applicable bankruptcy or similar laws for the protection of debtors (and, in the case of any such involuntary proceeding, such proceeding shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof).

ARTICLE IV

MISCELLANEOUS

Section 4.1 Amendment and Waiver. This Agreement may not be amended, except by an agreement in writing, executed by each of CCOC and the Company, and compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the Party against whom the waiver is intended to be effective; provided that any material amendment or modification of this Agreement, or waiver of any material provision of this Agreement by the Company, shall require the prior written approval of a majority of the Independent directors of the Board of Directors. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 4.2 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or otherwise unenforceable, all other provisions of this Agreement, to the extent permitted by Law, shall not be affected and shall remain in full force and effect. Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

Section 4.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments referred to herein, embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that they may have related to the subject matter hereof in any way. The Existing Stockholders Agreement is hereby amended and restated in its entirety as set forth herein and superseded in its entirety by this Agreement.

Section 4.4 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any Party under this Agreement may be assigned, in whole or in part, by any Party without the prior written consent of the other Party, and any such transfer or attempted transfer shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns.

Section 4.5 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including .pdf or electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.6 Remedies.

(a) Each Party hereto acknowledges that monetary damages may not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to, and without limiting any other remedy or right it may have, the non-breaching party will have the right to seek an injunction, temporary restraining order, or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each Party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

Section 4.7 Notices. All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given if personally delivered, delivered by electronic transmission or mailed by registered or certified mail (return receipt requested) to the Persons and addresses set forth below or such other place as such Party may specify by like notice (provided that notices of a change of address will be effective only upon receipt thereof).

If to the Company:

Colony Credit Real Estate, Inc.

515 South Flower Street, 44th Floor

Los Angeles, CA 90071

Attention: Special Committee

Email: DPalame@clny.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Robin Panovka; Karessa Cain

Email: RPanovka@WLRK.com; KLCain@wlrk.com

If to CCOC:

Colony Capital Operating Company, LLC

750 Park Of Commerce Drive, Suite 210

Boca Raton, FL 33487

Attention: Director, Legal Department

Email: clny-legal@clny.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Adam Turteltaub; Morgan McDevitt

Email: aturteltaub@willkie.com; mmcdevitt@willkie.com

Notices will be deemed to have been received (a) on the date of receipt if (i) personally delivered or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by electronic submission (to such email address specified above or another email address as such Person may subsequently designate by notice given hereunder) only if followed by overnight or hand delivery or (b) on the date that is five (5) business days after dispatch by registered or certified mail.

Section 4.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the Parties, the transactions contemplated by this Agreement and/or the interpretation and enforcement of the rights and duties of the Parties hereunder or related in any way to the foregoing, will be governed by and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

(b) EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE

SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 4.7. NOTHING IN THIS SECTION 4.8, HOWEVER, WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT WILL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

(c) EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (ii) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

Section 4.9 Third Party Benefits. None of the provisions of this Agreement are for the benefit of, or shall be enforceable by, any third-party beneficiary unless specifically referenced herein.

Section 4.10 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.11 Termination. Except to the extent otherwise expressly provided herein, this Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect in the event that CCOC and its Affiliates (or their affiliated successors or permitted assigns) cease to own any Shares or Company OP Units.

Section 4.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amended and Restated Stockholders Agreement as of the date first written above.

COMPANY:

Colony Credit Real Estate, Inc.

By:	/s/ David A. Palamé
Name:	David A. Palamé
Title:	General Counsel

CCOC:

Colony Capital Operating Company, LLC

By: Colony Capital, Inc., its managing member

By:	/s/ Ronald M. Sanders
Name:	Ronald M. Sanders
Title:	Vice President